EXHIBIT D  SPECIMEN STOCK CERTIFICATE



           INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

CERTIFICATE NO.                                        NO. SHARES
---------------                                        -----------
    393                                                ***300,000*

                       YAAK RIVER RESOURCES, INC.

             000015                               CUSIP 984262 10 5

THIS CERTIFIES THAT

is the owner of *************************THREE HUNDRED THOUSAND

Fully Paid and Non-Assessable Shares of A Common Stock, ($.0001 par value) of
                       YAAK RIVER RESOURCES, INC.
transferable only on the books of the Company by the holder hereof in person or duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, to all of which the holder, by acceptance hereby assents.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Company to be duly affixed hereto.

This certificate is not valid unless duly countersigned by the Transfer Agent and Registrar.

Dated: NOVEMBER 21ST 1995


                      s/Adolph Lee Amundson
                      ---------------------------------
                      Adolph Lee Amundson,  Secretary


                      s/William Ernest Simmons
                      ---------------------------------
                      William Ernest Simmons, President


Countersigned and Registered:
                      s/Lori Allred
                      --------------------------------------------------
                      Lori Allred, Transfer Agent - Authorized Signature


              YAAK RIVER RESOURCES INC. CORPORATE SEAL


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